NAREIT INVESTOR PRESENTATION
JUNE 2016

Exhibit 99.1

STABILIZED, NON-MATURE DEVELOPMENTS


Beach & Ocean I Huntington Beach, CA
Completed: 2014


100 Pier 4 I Boston, MA
Completed: 2015


DelRay Tower I Alexandria, VA
Completed: 2014

COMPLETED, NON-STABILIZED DEVELOPMENTS




399 Fremont I San Francisco, CA
Completed: 2016



UNDER CONSTRUCTION DEVELOPMENTS


The Residences on Jamboree I Irvine, CA
Estimated Completion: 2017


3033 Wilshire I Los Angeles, CA
Estimated Completion: 2017


Pacific City I Huntington Beach, CA
Estimated Completion: 2018

UDR, Inc. (NYSE: UDR), has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive real estate properties in primarily coastal, core U.S. markets.

- S&P 500 Company
- ~$15 Billion Enterprise
- 2016 Annualized Dividend of $1.18,~3.4% Yield

UDR

Investor Relations:
Shelby Noble | 720.922.6082

TABLE OF CONTENTS

	PAGE



Los Alisos – Mission Viejo, CA
Wholly-Owned

ABOUT UDR, INC.

UDR STATS (1)

- Established in 1972
- 20 Markets
- 171 Communities
- 51,231 Homes
- Same-Store Revenue per Occupied Home: $1,897
- Total Portfolio Revenue per Occupied Home: $1,995
- Average Age of Communities: 16 years
- Approximately 50% / 50% A / B Property Quality and 50% / 50% Urban / Suburban Locations
- $1 Billion Development Pipeline; 100% in Coastal Markets
- 174 Consecutive Quarters Paying a Dividend
- $15 Billion Enterprise Value

UDR'S MARKET COMPOSITION AND PORTFOLIO


Northeast
% of SS NOI: 18%
% of Total NOI: 20%
Development: $367M
Seattle
Portland
Mid-Atlantic
% of SS NOI: 21%
% of Total NOI: 24%
Boston
New York
Philadelphia
Metro Washington, DC
Baltimore
San Francisco
Denver
Monterey Peninsula
Richmond
Los Angeles
Inland Empire
Nashville
O.C.
San Diego
Dallas
Orlando
Austin
Tampa
West Coast:
% of SS NOI: 41%
% of Total NOI: 39%
Development: $670M
Southwest:
% of SS NOI: 6%
% of Total NOI: 7%
Southeast:
% of SS NOI: 14%
% of Total NOI: 10%

(1) As of March 31st, 2016. Inclusive of wholly-owned homes, homes in development, preferred equity investments and joint venture homes at 100%.
Source: Company documents.

RECENT HIGHLIGHTS


399 Fremont – San Francisco, CA
MetLife JV

1 **GENERATED STRONG FIRST QUARTER 2016 SAME-STORE RESULTS**
- SS Revenue and NOI Growth of 6.4% and 8.0%, respectively

2 **GREW FFO AS ADJUSTED PER SHARE BY 8% IN THE FIRST QUARTER**
- 1Q16 FFO per share was $0.43, FFO as Adjusted per share was $0.43 and AFFO per share was $0.41, growth of 11%
- 2016 AFFO/sh expected to grow 6-9%

3 **COMMENCED CONSTRUCTION OF ONE COMMUNITY IN BOSTON, MA**
- Commenced 345 Harrison, a 585-home development in Boston's South End with an estimated cost of $367M for delivery in 2018

4 **SOLD TWO LAND PARCELS AT A GAIN IN SANTA MONICA, CA FOR $24M**

5 **ISSUED ~$174M OF COMMON EQUITY IN CONJUNCTION WITH S&P 500 INCLUSION**

6 **INCREASED THE DIVIDEND/SH BY 6%**
- 2016 dividend/sh increased from $1.11 to $1.18

7 **RECENT OPERATING TRENDS**

SS GROWTH	BLENDED	RENEWAL	NEW LEASE	OCCUPANCY
April-May 2016	5.6%	6.7%	4.6%	96.6%
April-May 2015	7.0%	6.9%	7.1%	96.9%

- Move-outs to home purchase at 13% in 1Q16, in-line with UDR's long-term average
- See pages 22 and 25 for market-level operating trend detail

Source: Company documents.

STRATEGIC OBJECTIVES - OVERVIEW

We remain focused on executing UDR's long-term strategic objectives that will continue to generate safe, consistent cash flow growth and optimize shareholder value

1 Drive organic growth / expand margins and improve resident / associate satisfaction through our best-in-class operating platform

2 Allocate capital to accretive opportunities, including development, that strengthen our market mix and portfolio quality



3 Accretively fund growth and maintain a strong and flexible balance sheet

Generate High-Quality Cash Flow Growth to Grow the Dividend and NAV per share

Drive Total Shareholder Return (TSR)

OPERATIONS

Drive organic growth and improve resident / associate satisfaction through our best-in-class operating platform


GARRISON SQUARE

Garrison Square – Boston, MA
Wholly-Owned

OPERATIONAL EXCELLENCE

Our best-in-class operating platform is a competitive advantage that differentiates UDR and continues to generate strong results versus peers

BETTER AVERAGE TOP-LINE RESULTS IN PRIMARY MARKETS OVER THE LONG TERM…

		AVERAGE SAME-STORE REVENUE GROWTH	
MARKET	% UDR NOI (1)	UDR VS. MF PEER AVG. LTM (2)	UDR VS. MF PEER AVG. LAST 3 YRS (2)
Metro D.C.	13.6%	+60 bps	+98 bps
New York	12.8%	+122 bps	+143 bps
SF Bay Area	12.3%	(49) Bps	(71) bps
Orange County	11.8%	+153 bps	+22 bps
Seattle	5.6%	+45 bps	+14 bps
Los Angeles	4.9%	+218 bps	+19 bps
Dallas	4.7%	(46) bps	+42 bps
Boston	4.5%	+38 bps	+147 bps
8 Primary Markets Wtd. Med.	**75.0%**	+69 bps	+51 bps

AND MORE MARKETS WON (3) OVER TIME…



% of UDR's Markets Won on a Quarterly SS Revenue Basis (4)
UDR
MF Peer Avg.
60%
50%
40%
30%
20%
10%
0%
49%
14%
44%
18%
34%
12%
29%
23%
31%
20%
40%
15%
32%
20%
21%
20%
36%
18%
2008
2009
2010
2011
2012
2013
2014
2015
1Q 2016

(1) Represents UDR's Same Store NOI as of 1Q 2016.
(2) LTM is last twelve months. Last 3 years or when UDR began reporting SS growth if < 3 years. Measurement periods end in 1Q 2016.
(3) Winning a market is defined as ranking first among MF peers in year-over-year same-store revenue growth in a quarter/year.
(4) Excludes historical BRE and CLP results. AEC and HME are excluded as of the date of their respective privatization.
Source: Company and MF peer documents.

OPERATIONS – OPERATING INITIATIVES

We target $2 to $3 million per year in incremental NOI generated through operating initiatives…

Historical Initiatives

- Reducing number of days homes are vacant following a move out
- Service team efficiency
- Corporate office follow up on discarded leads
- Internalized collections department

Current Initiatives

- Price optimization on parking spaces
- Corporate office follow up to enhance renewal percentage
- Package lockers
- Sustainability

Future Initiatives

- Tech – Smart Home
- E-Commerce retail affiliations
- Resident retention
- Paperless office

PORTFOLIO IMPROVEMENT

Since the initiation of our Strategic Plan in 2013, we have significantly improved our Same Store margins and increased Same Store portfolio quality…

	YE 2012	Today
Revenue per Home	$1,420	$1,897
Margins	67.9%	71.1%*
Recurring Capex per Home	$1,015	$1,150
Recurring Capex per Revenue Dollar	6.0%	5.1%
Average age	20 Years	18 Years
Walk score	52	56
Turnover	55.0%	51.9%*
Occupancy	95.7%	96.5%

Top Ten Markets Then vs Now

YE 2012

Market	SS %
Metro DC	15.0%
Orange County	10.9%
SF Bay	10.7%
Baltimore	6.5%
Tampa	6.4%
Seattle	6.0%
Dallas	5.7%
Orlando	5.6%
Boston	4.8%
Nashville	4.0%

TODAY

Market	SS %
Metro DC	13.6%
NYC	12.8%
SF Bay	12.3%
Orange County	11.8%
Seattle	5.6%
LA	4.9%
Baltimore	4.8%
Dallas	4.7%
Boston	4.5%
Orlando	4.4%

*Margins and Turnover as of YE 2015.
Source: Company documents.

CAPITAL ALLOCATION

Allocate capital to accretive growth opportunities that strengthen our market mix, portfolio quality and growth rate


THE VINTAGE LOFTS
AT WEST END

The Vintage Lofts at West End – Tampa, FL
Wholly-Owned

CAPITAL ALLOCATION - DEVELOPMENT

UNDERWAY AND COMPLETED DEVELOPMENT

- **Size:** 2,274 homes at 100%
- **Cost:** $1B, $597K per home at 100%
- **Spent to Date:** $370M (~40% of equity commitment)
- Wtd. avg. yield vs. cap rate spread of ~230bps

- **Completion timeline of remaining underway development:**
  - **2016**: $162M
  - **2017**: $166M
  - **2018**: $342M
  - **2019**: $367M

WEST COAST DEVELOPMENT JV

- **Size:** 1,533 homes at 100%
- **Going In Value:** $559M (UDR Share: $271M), $365K per home at 100%

- **Completion timeline of remaining underway development:**
  - **2016**: $215M
  - **2017**: $56M


Seattle
2 West Coast JVs, $86M
1 land parcel
San Francisco
1 underway asset, $50M
1 completed asset, $162M
1 land parcel
Los Angeles
1 underway asset, $54M
1 West Coast JV, $61M
3 land parcels, 2 entitled
Orange County
2 underway assets, $405M
2 West Coast JVs, $124M
Dallas
2 land parcels (1), 2 entitled
Boston
1 underway asset, $367M
1 land parcels, 1 entitled

SHADOW PIPELINE

UDR LAND STATS AT 100% (INCLUDES METLIFE JV LAND)

- **Parcels:** 8 total; 5 entitled
- **Locations:** Seattle, Los Angeles, SF Bay Area, Dallas, Boston
- **Cost Basis:** $186M; UDR share is $72M
- **Potential Homes:** 2,800-3,200 homes
- **Potential Construction Cost:** $850-$950M; UDR share: $400-$500M

(1) A portion of the Dallas land is wholly-owned and a portion is held in the UDR/MetLife Vitruvian Park® Joint Venture.
Note: Dollar amounts presented at UDR's ownership interest unless otherwise noted.
Source: Company documents.

CAPITAL ALLOCATION – VALUE CREATION

Development remains our most attractive capital allocation opportunity and AFFO/sh and NAV/sh growth are expected to remain strong as developments stabilize

Under Construction Developments – $1B
+ Stabilized, Non-Mature Developments(1) – $404M
= Total Development – $1.4B is expected to create ~$600-700M in NAV


Expected AFFO/sh Accretion Upon Stabilization
$0.10
$0.08
$0.06
$0.04
$0.02
$0.00
$0.08
Accretion


Expected NAV/sh Accretion
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$2.25
Accretion

West Coast Development Joint Venture Initial all-in price– $271M
+ Steele Creek Participating Debt Investment– $93M
= Total Additional Investment – $364M is expected to create ~$80M in NAV

UDR Share of Cost of Potential Development Pipeline- $400-$500M
= Potential Shadow Pipeline Value Creation For UDR: ~$150-$200M in NAV

(1) Includes: 100 Pier 4 – Boston, MA; Beach & Ocean – Huntington Beach, CA; and DelRay Tower– Alexandria, VA
(2) Source: Company documents.

DEVELOPMENT PROGRESS

PROGRESS OF DEVELOPMENT PROJECTS

- In aggregate, our pipeline's weighted average spread between estimated stabilized yields and current cap rates is at the high-end of our 150 to 200 basis point targeted range

Example of Targeted Average Initial Returns Available to UDR


Acq.
Market Cap Rate: 4.5%
Dev.
+175bp Spread
= Stabilized Yield: 6.3%
2%
3%
4%
5%
6%
7%
8%

Development Community[(1)] Performance


Under Construction / In Lease-Up
Stabilized, Non-Mature
Pacific City, (OC) $342M
345 Harrison, (Boston) $367M
Beach & Ocean, (OC) $52M
100 Pier 4, (Boston) $218M
399 Fremont (SF), $162M
Wtd. Avg.
DelRay Tower, (DC) $126M
3033 Wilshire, (LA) $54M
Domain Mountain View, (SF) $50M
Residences on Jamboree, (OC) $63M
Represents $1.8B of development, UDR's share of which is $1.4B
(50)
-
50
100
150
200
250
300
350
400
Below
In-Line
Above
Estimated Spread Between Trended Yield and Current Market Cap Rate

LEASE-UP PROGRESS

PROJECT	MARKET	# OF HOMES	QTR OF INIT. OCCUPANCY	% LEASED AS OF 5/31/16	% OCCUP. AS OF 5/31/16
399 Fremont	San Francisco, CA	447	1Q 2016	43.4%	33.1%
Katella Grand I	Orange County	399	4Q 2015	60.7%	47.6%
CityLine	Seattle, WA	244	4Q 2015	81.2%	77.5%
8th & Republican	Seattle, WA	211	2Q 2016	34.1%	22.3%

(1) Chart excludes Steele Creek – Denver, CO and the West Coast Development Joint Venture. Size of dot indicates relative $ size, at UDR's pro-rata share, of the development project. Development pipeline as of 1Q 2016.

Source: Company documents.

SELF-FUNDED DEVELOPMENT

UDR CAN EMPLOY A SELF-FUNDED APPROACH TO FULLY FUND ITS DEVELOPMENT PIPELINE REDUCING DEPENDENCY ON CAPITAL MARKETS


Free Cash Flow ~$100M
Non-Core Sales ~$250M
1031 Exchange for Land and Certain Development Costs ~$100M
Construction Loan Proceeds ~$50M
Development and Land Acquisition Spend ~$500M
Development that is 35% - 40% Accretive

DEVELOPMENT RISK IS MITIGATED THROUGH…

- GMAX contracts after 100% of drawings are completed
- Land entitlements are completed
- Market mix is diverse
- Appropriate sized program around funding and team size
- Conservative underwriting, utilizing today's market rent

DEVELOPMENT CYCLE

WE MITIGATE OUR FUNDING RISK AS WE RECYCLE OLDER NON-CORE ASSETS TO DEVELOP NEW, CORE ASSETS IN PRIMARY MARKETS

Over the past 5 years, we have disposed of $2.3B assets at a blended 5.6% cash flow cap rate. These assets have the following characteristics:

- Average Age of ~21 Years
- Revenue per Occupied Home of ~$1,100
- Average Walk Score of 42


Huntington Villas – Huntington Beach, CA
2015 Disposition

The Residences at Bella Terra– Huntington Beach, CA
2013 Development Completion



Over the same time period, we have commenced construction on $2.1B of developments in our core markets with an average stabilized yield of 6.3% and 215bps over their respective current market cap rates. These assets have the following characteristics:

- Revenue per Occupied Home of ~$3,200
- Average Walk Score of 77

During this 5-year period, we have achieved estimated average IRRs on completed projects of ~20% and created ~$1B of NAV.

Source: Company documents.

UDR'S DISPOSITIONS VS. DEVELOPMENTS

UDR, Inc. continuously renews its portfolio through the disposition of older assets to help fund our accretive development program.


Ocean Villas | Oxnard, CA
Disposed: 2015
SOLD


The Residences at Pacific City | Huntington Beach, CA
Estimated Completion: 2018


Eastwind | Virginia Beach, VA
Disposed: 2015
SOLD


345 Harrison | Boston, MA
Estimated Completion: 2019


Greens at Schumaker Pond | Salisbury, MD
Disposed: 2015
SOLD


The Residences on Jamboree | Irvine, CA
Estimated Completion: 2017


Arbor Terrace | Port Orchard, WA
Disposed: 2014
SOLD


399 Fremont | San Francisco, CA
Completed: 2016

JOINT VENTURES



Fiori on Vitruvian Park – Addison, TX
Vitruvian Park® Joint Venture

UDR HAS TWO OPERATING JV RELATIONSHIPS THAT COMPRISE $3.6 BILLION (1,2) OF APARTMENT COMMUNITIES. THESE RELATIONSHIPS:

- Provide a stable source of favorably priced, long-term capital
- Reduce effective cost of capital while enhancing returns via promotes and fee income

UNCONSOLIDATED JV	SIZE ($M) (1,2)	OWN. INTEREST	TYPE
MetLife	$3,270	49%	Long-term partnership in high-quality, core assets
Operating & Stabilized, Non-Mature	$2,540	50%	Long-term partnership in high-quality, core operating assets
Development	$544	51%	399 Fremont - San Fran.; Residences on Jamboree - Orange County; 3033 Wilshire - Los Angeles; DMV - San Fran.
Land	$186	30%	6 land sites in long-term development partnership
Kuwait Finance House	$284	30%	Medium-term partnership focused on Washington, D.C.


1Q 2016 YOY JV SS Rev. Growth(1)
8.0%
6.0%
4.0%
2.0%
0.0%
3.0%
1.8%
6.4%
UDR/ML
UDR/KFH
UDR SS


1Q 2016 Joint Venture ROIC and ROE
8.0%
6.0%
4.0%
2.0%
0.0%
5.8%
7.3%
ROIC
ROE

(1) As of March 31st, 2016.
(2) Measured at gross book value at 100%.
Source: Company documents.

BALANCE SHEET

Maintain a strong and flexible Balance Sheet while seeking to further improve our metrics over time



View 34 – New York, NY
Wholly-Owned

BALANCE SHEET AND FUNDING SOURCES

Our debt metrics will continue to improve organically…

METRIC	Q1 2016	YE 2016E	YE 2017E
Debt-to-Assets	33.0%	33% to 35%	32% to 34%
Net Debt-to-EBITDA	5.4x	5.3x to 5.7x	5.0x to 5.4x
Fixed Charge Coverage	4.4x	4.1x to 4.5x	4.3x to 4.7x

…and we will continue to further improve our credit profile and lower our debt financing costs whenever such opportunities present themselves

INVESTMENT GRADE UNSECURED RATINGS

- **Moody's:** Upgraded to Baa1, stable outlook – 3Q 2014
- **S&P:** Upgraded to BBB+, stable outlook – 2Q 2015

SOURCES ($ IN MILLIONS)	2016E	2017E
New Debt and Equity and Sales Proceeds	$550 to $700	$450 to $550
Construction Loan Proceeds	$100 to $125	$20 to $60
AFFO in Excess of Rev. Enhancing Capex and Dividend	$80 to $120	$90 to $130
Revolver Draw and Other	N/A	$150 to $200
Total	**$750 to $950**	**$725 to $925**

USES ($ IN MILLIONS)	2016E	2017E
Development, Redev. and Land Acq.	$(450) to $(550)	$(450) to $(550)
Acquisitions	$0 to $(100)	$0 to $(100)
Debt Maturities incl. Principal Amort.	$(266)	$(276)
Revolver Paydown and Other	$(25) to $(75)	N/A
Total	**$(750) to $(950)**	**$(725) to $(925)**

Source: Company documents.



COMPONENTS OF AFFO GROWTH

Generate high-quality AFFO growth, which will drive dividend and NAV per share growth

Ridge at Blue Hill – Braintree, MA
Wholly-Owned

COMPONENTS OF AFFO GROWTH

After strong AFFO/sh growth in 2015, solid operating results and development earn-in (somewhat offset by reloading the development pipeline) are driving AFFO growth in 2016


Components of UDR's 2015A AFFO/sh Growth
$1.60
$1.55
$1.50
$1.45
$1.40
$1.35
+ $0.13
+9.4%
$1.35
+ $0.06
+4.6%
+ $0.01
+0.4%
-$0.04
(3.2)%
+ $0.15
+11.2%
$1.51
SS/Non-SS NOI
Development Earn-In
West Coast Dev. JV
Other, net (1)
AFFO/sh


Components of UDR's 2016E AFFO/sh Growth
$1.69
$1.67
$1.65
$1.63
$1.61
$1.59
$1.57
$1.55
$1.53
$1.51
+ $0.13
+8.3%
$1.51
+ $0.03
+1.7%
+ $0.01
+0.8%
-$0.05
(3.3)%
+ $0.11
+7.5%
$1.62
SS/Non-SS NOI
Development Earn-In
DC Acquisition, net (2)
Other, net (3)
AFFO/sh

(1) Other, net includes impact from real estate dispositions, lower income tax benefit, loss of Texas JV FFO due to sale, G&A due to LTI outperformance and other miscellaneous items.
(2) Includes dilutive impact of 1031 Exchange dispositions.
(3) Other, net includes impact from rising interest rates, real estate dispositions, lower income tax benefit, loss of 3rd party property management fees and other miscellaneous items.

Note: Differences in value and percentage changes are due to rounding.
Source: Company documents and forecasts.

OPERATING TRENDS UPDATE (1)

Same-Store (SS) Market	% Total NOI	% SS NOI	Effective YOY Blended Rate Growth		Effective YOY Renewal Lease Rate Growth		Effective YOY New Lease Rate Growth		Annualized SS Turnover as of May 31st	
	1Q16	1Q16	QTD 2Q16(1)	QTD 2Q15(1)	QTD 2Q16(1)	QTD 2Q15(1)	QTD 2Q16(1)	QTD 2Q15(1)	YTD 2016	YTD 2015
Washington, D.C.	18.2%	13.6%	3.7%	3.8%	5.2%	4.8%	2.2%	2.6%	40.0%	38.0%
Orange County	12.2%	11.8%	6.6%	6.5%	7.6%	7.5%	5.9%	5.6%	49.2%	51.0%
New York	12.1%	12.8%	4.3%	7.2%	5.8%	7.3%	2.0%	6.9%	28.4%	34.3%
San Francisco Bay Area	11.4%	12.3%	5.6%	11.9%	7.6%	10.2%	3.6%	13.9%	52.9%	48.3%
Boston	6.9%	4.5%	6.4%	6.4%	7.3%	6.4%	5.2%	6.5%	42.0%	38.9%
Seattle	6.1%	5.6%	8.6%	9.2%	8.8%	8.1%	8.4%	10.7%	47.8%	45.1%
Dallas	4.6%	4.7%	7.5%	6.4%	7.7%	6.1%	7.2%	6.6%	49.3%	49.4%
Baltimore	3.9%	4.8%	1.9%	3.6%	3.8%	4.4%	0.0%	2.8%	46.6%	39.7%
Los Angeles	3.5%	4.9%	2.2%	8.3%	5.6%	9.1%	0.2%	7.8%	54.5%	43.5%
Orlando	3.2%	4.4%	6.2%	7.1%	8.0%	6.5%	5.0%	7.7%	47.6%	46.1%
Tampa	3.1%	4.2%	7.9%	5.9%	7.6%	5.9%	8.1%	6.0%	48.6%	49.6%
Nashville	3.0%	4.1%	6.2%	4.7%	5.5%	5.2%	6.8%	4.2%	48.7%	52.1%
Monterey Peninsula	2.6%	3.6%	11.7%	15.7%	10.0%	9.2%	13.4%	22.5%	51.4%	45.0%
Other S. CA	2.3%	2.0%	7.6%	6.1%	7.4%	5.5%	7.7%	6.7%	52.1%	50.5%
Austin	2.0%	1.5%	5.9%	3.3%	5.9%	5.3%	6.0%	0.9%	48.4%	42.2%
Richmond	2.0%	2.7%	4.0%	4.1%	4.6%	5.2%	3.3%	2.8%	47.7%	51.3%
Portland	0.8%	1.1%	9.9%	11.8%	9.2%	10.7%	10.7%	13.6%	51.5%	47.4%
Total / SS Wtd. Avg.	**97.9%**	**98.6%**	**5.6%**	**7.0%**	**6.7%**	**6.9%**	**4.6%**	**7.1%**	**46.4%**	**45.1%**

(1) April 1st through May 31st
Source: Company documents.

OPERATING TRENDS TAKEAWAYS

We expect 2016 effective rate growth to be the 2nd best year since the great recession recovery began…

	2011A	2012A	2013A	2014A	2015A
Effective Rent Growth	4.6%	4.7%	4.2%	4.0%	6.4%

2015 was an exceptionally strong year; we achieved FY blended rate growth of 6.4%, a full 200 bps ahead of the previous 4-year average

Some facts from the start of 2016:

- First quarter sequential revenue growth of 1.7% was 90bps higher than the MF peer average of 0.8%
- Second quarter to date blended growth of 5.6% compares favorably to first quarter growth of 5.3%

In 2016, a year we expect to see peak supply delivering in our markets, we still expect FY blended rate growth to be the second highest since 2011. These factors leave us confident in our full year revenue growth guidance range of 5.5-6.0%.

We are still factoring in the following items for FY 2016 Rate Growth:

- San Francisco near term supply impacting highly desirable areas in South of Market, Mission Bay and San Mateo
- Los Angeles near term supply impacting Marina del Rey
- New York City elevated deliveries due to 421 permit increases
- Better-than-expected growth in our Sunbelt markets
- Steady improvement in metro Washington, D.C.
- Continued strength in Boston, Seattle and Orange County



The Westerly on Lincoln – Marina Del Rey, CA
Wholly-Owned

2016 GUIDANCE (1)



Barton Creek Landing – Austin, TX
Wholly-Owned

EARNINGS PER SHARE GUIDANCE	2Q 2016E	FULL-YEAR 2016E(2)
FFO per common share	$0.43 to $0.45	$1.75 to $1.81
FFO as Adjusted per common share	$0.43 to $0.45	$1.75 to $1.81
Adjusted Funds from Operations ("AFFO")	$0.39 to $0.41	$1.59 to $1.65
Annualized Dividend per common share		$1.18

SAME-STORE GUIDANCE		FULL-YEAR 2016E(2)
Revenue growth		5.50% to 6.00%
Expense growth		3.00% to 3.50%
NOI growth		6.50% to 7.00%
Physical occupancy		96.6%

SOURCES OF FUNDS ($M)		FULL-YEAR 2016E(2)
Sales Proceeds and Debt and Equity Issuances		$550 to $700
Construction Loan Proceeds		$100 to $125
AFFO in Excess of Dividends and Revenue Enhancing Capex		$80 to $120

USES OF FUNDS ($M)		FULL-YEAR 2016E(2)
Debt maturities		$(266)
Development, Redevelopment and Land		$(450) to $(550)
Acquisitions		$0 to $(100)

(1) As of March 31st 2016.
(2) Company will provide updated guidance in 2Q16 Earnings Release
Source: Company documents.

2016 MARKET GROWTH EXPECTATIONS


West Coast:
% of SS NOI: 41%
% of Total NOI: 39%
UDR Same-Store Markets Revenue Growth(1)
Northeast
% of SS NOI: 18%
% of Total NOI: 20%
Seattle
Portland
Boston
Mid-Atlantic
% of SS NOI: 21%
% of Total NOI: 24%
New York
Metro Washington, DC
Baltimore
Richmond
San Francisco
Monterey Peninsula
Los Angeles
O.C.
Other Southern CA
Nashville
Dallas
Orlando
Austin
Tampa
> 6.0% Revenue Growth
5.5% to 6.0% Revenue Growth
<5.5% Revenue Growth
Southwest:
% of SS NOI: 6%
% of Total NOI: 7%
Southeast:
% of SS NOI: 14%
% of Total NOI: 10%

Market	% of 1Q16 Total NOI	% of 1Q16 SS NOI	Market	% of 1Q16 Total NOI	% of 1Q16 SS NOI	Market	% of 1Q16 Total NOI	% of 1Q16 SS NOI
Metro Wash., D.C.	18.2%	13.6%	Dallas	4.6%	4.7%	Monterey Peninsula	2.6%	3.6%
Orange County	12.2%	11.8%	Baltimore	3.9%	4.8%	Other Southern CA	2.3%	2.0%
New York	12.1%	12.8%	Los Angeles	3.5%	4.9%	Austin	2.0%	1.5%
SF Bay Area	11.4%	12.3%	Orlando	3.2%	4.4%	Richmond	2.0%	2.7%
Boston	6.9%	4.5%	Tampa	3.1%	4.2%	Portland	0.8%	1.1%
Seattle	6.1%	5.6%	Nashville	3.0%	4.1%	**TOTAL**	**97.9%**	**98.6%**

(1) Revenue growth based on UDR's current 2016 market-level forecast.
Source: Company documents.

100 Pier 4 – Boston, MA
Wholly-Owned



APARTMENT FUNDAMENTALS

APARTMENT FUNDAMENTALS (DEMAND)

DEMOGRAPHIC TRENDS SIGNAL CONTINUED AND SUSTAINABLE DEMAND FOR RENTAL HOUSING

Millennials are the largest population cohort, followed by Empty-Nester Baby Boomers, both of whom have demonstrated an increased propensity to rent


U.S. Population by Age Group (2014 Estimates)
Foreign
Primary Renting
Secondary Renting
Tertiary Renting Cohort
Millennials
Empty-Nester Baby Boomers
Millions
26
24
22
20
18
16
14
12
10
15 to 19 Years
20 to 24 Years
25 to 29 Years
30 to 34 Years
35 to 39 Years
40 to 44 Years
45 to 49 Years
50 to 54 Years
55 to 59 Years
60 to 64 Years

22-35 year olds comprise the primary renter cohort with a 60%+ propensity to rent. This cohort is forecast to grow through 2030


22-35 Year Old Population (M)
68
65
62
59
56
53
'10
'14
'15E
'20E
'25E
'30E

Millennials are delaying major life decisions that generally lead to homeownership



Peak home-buying age has increased from 29 to 33 since the 1970s.



Average age of marriage has increased from 26 to 28 since 2002.


JOB
JOB

Millennials remain transient. The average job tenure is now 3.2 years.

Source: U.S. Census Bureau, Axiometrics, Moody's and Bureau of Labor Statistics.

WHY MULTIFAMILY? (DEMAND)

In addition to population growth, jobs are a primary multifamily demand driver. Job growth is forecast to remain strong in 2016 and 2017


U.S. Employment Growth
3.0%
1.0%
-1.0%
-3.0%
-5.0%
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016E
2017E
2018E

The homeownership rate continues to decline. Every 1% drop in the homeownership rate results in approximately 1.1M new renters


U.S. Homeownership Rate
70.0%
68.0%
66.0%
64.0%
62.0%
69.0%
63.5%
'90
'92
'94
'96
'98
'00
'02
'04
'06
'08
'10
'12
'14


Home Affordability Index
225
175
125
75
25
-25
U.S. avg.: 158
UDR wtd. avg.: 112
151
128
189
70
154
102
62
141
60
202
112
209
159
143
160
171
167
189
192
124
Austin
Boston
Dallas
Los Angeles
Metro DC
New York
Orange County
Seattle
SF Bay Area
Chicago
Miami
Atlanta
Phoenix
Las Vegas
Raleigh
Jacksonville
Charlotte
Houston
Norfolk
Sacramento
HAI
UDR Wtd. Avg.
US Avg.

Source: U.S. Census Bureau, Axiometrics, Moody's and Bureau of Labor Statistics.

WHY MULTIFAMILY? (MF SUPPLY)

New multifamily supply is expected to be slightly elevated versus historical norms in 2015 and 2016 before declining in 2017


National Multifamily Completions (000s)
2016E-2018E Avg.: 330K
To average the number of completions from 1997-2008, 635K additional multifamily homes were needed from 2009-2015
1997-2008 Avg.: 313K
400
350
300
250
200
150
100
2.0%
1.5%
1.0%
0.5%
0.0%
263 281 322 318 298 303 308 312 322 352 347 324 267 109 122 166 257 292 342 380 321 290
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016E 2017E 2018E
Completions (lt. axis)
'97-'08 Avg. (lt. axis)
'16E-'18E Avg. (lt. axis)
Completions as % of Stock (rt. axis)

Our portfolio is well positioned when comparing expected job growth to new supply in our major markets from 2016 through 2017


More than enough jobs to absorb expected new supply(1)
Not enough jobs to absorb expected new supply(1)
12%
8%
4%
0%
Austin
Seattle
Dallas
San Francisco
Boston
Other S. CA
Los Angeles
Orange County
Baltimore
National
New York
Washington, DC
'16E-'17E Cumulative Market Rent Growth per Axiometrics
0.50 0.75 1.00 1.25 1.50 1.75 2.00 2.25 2.50 2.75
Demand/Supply Ratio '16E-'17E

(1) Size of dots represents UDR's total NOI concentration in a market. Includes joint venture homes at UDR's pro-rata ownership interest. Excludes core markets that contribute less than 1% of NOI.

Source: Axiometrics and Moody's.

DEFINITIONS AND RECONCILIATIONS

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds From Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income attributable to common stockholders to AFFO is provided on page 34 of this presentation.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Effective New Lease Rate Growth: The Company defines effective new lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on all new leases commenced during the current quarter.

Management considers effective new lease rate growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines effective renewal lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on all renewed leases commenced during the current quarter.

Management considers effective renewal lease rate growth a useful metric for investors as it assesses market-level, in-place demand trends.

Estimated Quarter of Completion: The Company defines estimated quarter of completion of a development or redevelopment project as the date on which construction is expected to be completed, but does not represent the date of stabilization.

Fixed Charge Coverage Ratio: The Company defines Fixed Charge Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, TRS income tax, divided by total interest plus preferred dividends.

Management considers fixed charge coverage a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise fixed charge coverage is provided on page 33.

Funds From Operations as Adjusted attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as Adjusted as FFO excluding the impact of acquisition-related costs and other non-comparable items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and TRS property, deferred tax valuation allowance increases and decreases, casualty-related expenses and recoveries, severance costs and legal costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page 34 of this presentation.

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating units.

Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO as net income attributable to common stockholders and unitholders, excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002. In the computation of diluted FFO, unvested restricted stock, unvested LTIP units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count.

Activities of our taxable REIT subsidiary (TRS), include development and land entitlement. From time to time, we develop and subsequently sell a TRS property which results in a short-term use of funds that produces a profit that differs from the traditional long-term investment in real estate for REITs. We believe that the inclusion of these TRS gains in FFO is consistent with the standards established by NAREIT as the short-term investment is incidental to our main business. TRS gains on sales, net of taxes, are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income attributable to common stockholders to FFO is provided on page 34 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Interest Coverage Ratio: The Company defines Interest Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, TRS income tax, divided by total interest.

Management considers interest coverage ratio a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise interest coverage ratio is provided on page 33 of this presentation.

Joint Venture Reconciliation at UDR's Weighted Average Pro-Rata Ownership Interest

In thousands

		1Q 2016
Income/(loss) from unconsolidated entities	$	679
Management fee		1,105
Interest expense		7,882
Depreciation		10,350
General and administrative		160
West Coast Development JV		(1,427)
Steele Creek		(1,519)
Other income/expense (includes 717 Olympic casualty expense)		(23)
Total Joint Venture NOI at UDR's Pro-Rata Ownership Interest	$	17,207

JV Return on Equity ("ROE"): The Company defines JV ROE as the pro rata share of property NOI plus property and asset management fee revenue less interest expense, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

JV Return on Invested Capital ("ROIC"): The Company defines JV ROIC as the pro rata share of property NOI plus property and asset management fee revenue divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Net income/(loss) attributable to UDR, Inc.	$ 10,393	$ 162,200	$ 13,291	$ 86,855	$ 73,822
Property management	6,379	6,445	5,988	5,851	5,694
Other operating expenses	1,752	3,534	2,639	1,769	1,766
Real estate depreciation and amortization	105,339	104,909	90,568	90,344	88,777
Interest expense	31,104	33,170	30,232	29,673	28,800
Casualty-related (recoveries)/charges, net	-	(45)	541	843	996
General and administrative	13,844	17,993	15,824	13,721	12,152
Tax (benefit)/provision, net	(403)	(1,424)	(633)	(1,404)	(425)
(Income)/loss from unconsolidated entities	(679)	(1,052)	(2,691)	573	(59,159)
Interest income and other (income)/expense, net	(431)	(407)	(402)	(382)	(360)
Joint venture management and other fees	(2,858)	(3,253)	(3,653)	(3,098)	(12,706)
Other depreciation and amortization	1,553	1,899	1,457	1,700	1,623
(Gain)/loss on sale of real estate owned, net of tax	(3,070)	(172,635)	-	(79,042)	-
Net income/(loss) attributable to noncontrolling interests	1,211	14,963	404	3,029	2,595
Total consolidated NOI	$ 164,134	$ 166,297	$ 153,565	$ 150,432	$ 143,575

Non-Mature: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in Same-Store Communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines physical occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store ("SS") Communities: The Company defines QTD SS Communities as those communities stabilized for five full consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Recurring Capital Expenditures: The Company defines recurring capital expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the Stabilization Period for Redevelopment Yield definition, less Recurring Capital Expenditures, minus the project's annualized operating NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by total cost of the project.

Return on Equity ("ROE"): The Company defines ROE as a referenced quarter's NOI less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Return on Invested Capital ("ROIC"): The Company defines ROIC as a referenced quarter's NOI, annualized, divided by the average of beginning and ending invested capital for the quarter.

Revenue Enhancing Capital Expenditures: The Company defines revenue-enhancing capital expenditures as expenditures that result in increased income generation over time.

Management considers revenue enhancing capital expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization for Same Store Classification: The Company generally defines stabilization as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that are stabilized but not yet in the Company's Same-Store portfolio.

Stabilization Period for Development Yield: The Company defines the stabilization period for development property yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

DEFINITIONS AND RECONCILIATIONS

Stabilized Yield on Developments: Expected stabilized yields on development are calculated as follows, projected stabilized NOI less management fees divided by budgeted construction cost on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page 31 of this presentation, is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated stabilized yield on development as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Total Revenue per Occupied Home: The Company defines total revenue per occupied home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers total revenue per occupied home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Value Creation: Value creation is defined as the difference between the Company's best estimate of the current or expected market value of a community and its original purchase price or cost basis. Underlying valuation estimates and model inputs are provided by the Company. Estimated value creation is not representative of the Company's expectations for its overall financial performance or cash flow growth and there can be no assurances that the value creation implied for any of the Company's communities will be achieved.

Management considers value creation a useful metric for investors as it quantifies how successful the Company's past investments have been and current investments are expected to be.

YTD Same-Store ("SS") Communities: The Company defines YTD SS Communities as those communities stabilized for two full consecutive calendar years. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP net income/(loss) per share for full year 2016 and second quarter of 2016 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full Year 2016 Low	Full Year 2016 High
Forecasted earnings per diluted share	$ 0.35	$ 0.42
Conversion from GAAP share count	(0.16)	(0.17)
Depreciation	1.56	1.56
Noncontrolling Interests	(0.01)	(0.01)
Preferred Dividends	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 1.75**	**$ 1.81**
Disposition-related FFO	(0.01)	(0.01)
Long-term incentive plan transition costs	0.01	0.01
Forecasted FFO as Adjusted per diluted share and unit	**$ 1.75**	**$ 1.81**
Recurring capital expenditures	(0.16)	(0.16)
Forecasted AFFO per diluted share and unit	**$ 1.59**	**$ 1.65**

	2Q 2016 Low	2Q 2016 High
Forecasted earnings per diluted share	$ 0.08	$ 0.10
Conversion from GAAP share count	(0.04)	(0.04)
Depreciation	0.39	0.39
Noncontrolling Interests	-	-
Preferred Dividends	-	-
Forecasted FFO per diluted share and unit	**$ 0.43**	**$ 0.45**
Disposition-related FFO	-	-
Long-term incentive plan transition costs	-	-
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.43**	**$ 0.45**
Recurring capital expenditures	(0.04)	(0.04)
Forecasted AFFO per diluted share and unit	**$ 0.39**	**$ 0.41**

DEFINITIONS AND RECONCILIATIONS

Net Debt to EBITDA: The Company defines net debt to EBITDA as total debt net of cash and cash equivalents divided by EBITDA. EBITDA is defined as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, and TRS income tax.

Management considers net debt to EBITDA a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income and EBITDA is provided below:

Net Debt-to-EBITDA ($000s)		Quarter Ended March 31, 2016
Net income/(loss) attributable to UDR, Inc.	$	10,393
Adjustments (includes continuing and discontinued operations):		
Interest expense		31,104
Real estate depreciation and amortization		105,339
Real estate depreciation and amortization on unconsolidated joint ventures		10,350
Other depreciation and amortization		1,553
Noncontrolling interests		1,211
Income tax expense/(benefit)		(403)
EBITDA	**$**	**159,547**
(Gain)/loss on sale of real estate owned, net of tax		(3,070)
Long-term incentive plan transition costs		323
Casualty-related (recoveries)/charges, including joint ventures, net		1,126
EBITDA - adjusted for non-recurring items	**$**	**157,926**
Annualized EBITDA – adjusted for non-recurring items	**$**	**631,704**
Interest expense	$	31,104
Capitalized interest expense		4,203
Total interest	$	35,307
Preferred dividends	$	929
Total debt	$	3,411,825
Cash		3,668
Net Debt	**$**	**3,408,157**
Interest Coverage Ratio		**4.52x**
Fixed Charge Coverage Ratio		**4.40x**
Interest Coverage Ratio – adjusted for non-recurring items		**4.47x**
Fixed Charge Coverage Ratio – adjusted for non-recurring items		**4.36x**
Net Debt-to-EBITDA, adjusted for non-recurring items		**5.4x**

In thousands, except per share and unit amounts	Three Months Ended March 31 2016	2015
Net income/(loss) attributable to common stockholders	$ 9,464	$ 72,891
Real estate depreciation and amortization	105,339	88,777
Noncontrolling interests	1,211	2,595
Real estate depreciation and amortization on unconsolidated joint ventures	10,350	9,850
Net gain on the sale of unconsolidated depreciable property (2)	-	(59,073)
Net gain on the sale of depreciable real estate owned (5)	(1,385)	-
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 124,979	$ 115,040
Distributions to preferred stockholders - Series E (Convertible) (3)	929	931
FFO attributable to common stockholders and unitholders, diluted	$ 125,908	$ 115,971
FFO per common share and unit, basic	$ 0.43	$ 0.43
FFO per common share and unit, diluted	$ 0.43	$ 0.43
Weighted average number of common shares and OP/DownREIT Units outstanding – basic	287,647	265,999
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding - diluted	292,504	270,863
Impact of adjustments to FFO:		
Acquisition-related costs/(fees), including joint ventures	$ -	$ 199
Texas Joint Venture promote and disposition fee income (2)	-	(9,633)
Long-term incentive plan transition costs	323	854
Net gain on the sale of non-depreciable real estate owned (5)	(1,685)	-
Casualty-related (recoveries)/charges, including joint ventures, net (4)	1,126	996
	$ (236)	$ (7,584)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 125,672	$ 108,387
FFO as Adjusted per common share and unit, diluted	$ 0.43	$ 0.40
Recurring capital expenditures	(6,961)	(7,243)
AFFO attributable to common stockholders and unitholders	$ 118,711	$ 101,144
AFFO per common share and unit, diluted	$ 0.41	$ 0.37

(1) See pages 30-33 for definitions and other terms.
(2) In January 2015, the eight communities held by the Texas Joint Venture were sold, generating proceeds to UDR of $43.5 million. The Company recorded promote and disposition fee income of approximately $9.6 million and a gain of approximately $59.1 million in connection with the sale during the three months ended March 31, 2016.
(3) Series E preferred shares are dilutive for purposes of calculating FFO per share. Consequently, distributions to Series E preferred shareholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.
(4) Casualty-related charges for the three months ended March 31, 2016 include $1.1 million related to UDR's share of the 717 Olympic casualty, which is included in income/(loss) from unconsolidated entities in Attachment 1 of our first quarter 2016 supplement.
(5) The GAAP gain for the three months ended March 31, 2016 is $3.1 million, of which $1.7 million is FFO gain related to the sale of two land parcels. The FFO gain is backed out for FFO as Adjusted.

Forward Looking Statements

Certain statements made in this presentation may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

This presentation and these forward-looking statements include UDR’s analysis and conclusions and reflect UDR’s judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances.

UDR®

Investor Relations Contact:

Shelby Noble
snoble@udr.com
720.922.6082